Exhibit 99.1

CARDIOVASCULAR SYSTEMS NAMES SCOTT WARD AS CEO

Interim Leader and Industry Veteran to Assume Permanent Post Immediately

St. Paul, Minn. - Aug. 16, 2016 - Cardiovascular Systems, Inc. (CSI) (NASDAQ: CSII), today announced that, following a national search, it has named Scott R. Ward, 56, the company’s new Chairman and Chief Executive Officer, effective immediately. Ward has been serving as Chairman since November 2014 and Interim President and Chief Executive Officer since November 2015. He joined CSI’s board in 2013. Edward Brown, a member of CSI’s board since 2009, has been appointed as CSI’s Lead Independent Director.

“As a Director, Scott brings invaluable leadership and industry expertise to this organization,” said Leslie Trigg, Chair of CSI’s Governance/ Nominating Committee. “His knowledge of the company runs deep as does his commitment to its success. We look forward to supporting Scott in this new role.”

Said Ward, “I am pleased with the progress CSI has made to improve the quality of care for patients with coronary and peripheral artery disease. However, as the leader in atherectomy, we have much more to accomplish. I look forward to continuing to serve our patients, customers and shareholders by helping CSI achieve profitability and reach its full potential.”

About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s Orbital Atherectomy Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg and heart in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. The U.S. FDA granted 510(k) clearance for the use of the Diamondback Orbital Atherectomy System in peripheral arteries in August 2007. In October 2013, the company received FDA approval for the use of the Diamondback Orbital Atherectomy System in coronary arteries. The Stealth 360® Peripheral Orbital Atherectomy System (OAS) received CE Mark in October 2014. To date, over 260,000 of CSI’s devices have been sold to leading institutions across the United States. For more information, visit the company’s website at www.csi360.com.

Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding future success and profitability of CSI are forward-looking statements. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, regulatory developments in the U.S. and foreign countries; FDA and similar foreign clearances and approvals; approval of our products for distribution in foreign countries; approval of products for reimbursement and the level of reimbursement; dependence on market growth; the experience of physicians regarding the effectiveness and reliability of CSI’s products; the reluctance of physicians, hospitals and other organizations to accept new products; the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; actual clinical trial and study results; the impact of competitive products and pricing; unanticipated developments affecting our estimates regarding expenses, future revenues and capital requirements; the difficulty to successfully manage operating costs; our inability to sustain growth in our sales and marketing organization; our ability to manage employee turnover, growth and training; our ability to manage our sales force expansion and dual franchise strategy; our actual research and development efforts and needs; fluctuations in results and expenses based on new product introductions, sales mix, unanticipated warranty claims, and the timing of project expenditures; our ability to secure financing; our ability to manage costs; general economic conditions; the ability of the company to negotiate and agree upon definitive documentation with a distribution partner in Japan; and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI

Exhibit 99.1

encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Contacts:

Cardiovascular Systems, Inc. Jack Nielsen (651) 202-4919 j.nielsen@csi360.com	PadillaCRT Matt Sullivan (612) 455-1709 matt.sullivan@padillacrt.com